EXHIBIT 23.2


_____________________

DUFFORD & BROWN, P.C.
_____________________
ATTORNEYS AT LAW



                                                       1700 Broadway, Suite 1700
                                                    Denver, Colorado  80290-1701

                                                        303-861-8013 - Telephone
                                                        303-832-3804 - Facsimile

                                                            www.duffordbrown.com
                                                            --------------------


                                                       dbabiarz@duffordbrown.com


March 9, 2004


New Frontier Energy, Inc.
5525 Erindale Drive, Suite 201
Colorado Springs, CO 80918

Re:   Registration Statement on Form SB-2 Covering Registration of
      ------------------------------------------------------------
      Common Stock
      ------------

Gentlemen and Ladies:

We have acted as counsel to New Frontier Energy, Inc., a Colorado corporation (the "Company"), in connection with the registration by the Company of 3,193,904 shares of Common Stock, all of which are presently outstanding and held by the Trustee under the The Wyoming Oil & Minerals, Inc. Trust Agreement (the "Shares"), as more fully set forth in the Registration Statement on Form SB-2, Commission File No. 333-106832, as filed by the Company and as subsequently amended.

In such capacity, we have examined, among other documents, the Articles of Incorporation, Bylaws and minutes of meetings of its Board of Directors and shareholders, Amendment 2 to the Registration Statement on Form SB-2, to be filed by the Company this date (as the same may be further amended from time to time ("Registration Statement") and such other documents as we have deemed appropriate.

Our opinion is based on Colorado law. Members of our firm are admitted to the Bar of the State of Colorado only, and we express no opinion as to the laws of any other jurisdiction (including the applicability of the laws of any other jurisdiction, domestic or foreign or the effect of such laws), except for the federal laws of the United States of America, as applicable.

Based on the foregoing, and subject to such further examinations as we have deemed relevant and necessary, we are of the opinion that:

     1. The Company is a corporation, duly organized and validly existing under the laws of the State of Colorado.

     2. The Shares have been legally and validly authorized under the Articles of Incorporation of the Company, and represent duly and validly issued, fully paid and nonassessable shares of common stock of the Company.

We hereby consent to the reference to our firm in the Registration Statement and to the filing of a copy of this opinion as Exhibit No. 5 thereto.

New Frontier Energy, Inc.
March 9, 2004
Page 2







Sincerely,


DUFFORD & BROWN, P.C.




/s/ Dufford & Brown, P.C.
-------------------------
DUFFORD & BROWN, P.C.